For Immediate Release

Press Release

iCAD Reports First Quarter 2006 Operating Results

NASHUA, New Hampshire - April 27, 2006 - iCAD®, Inc. (Nasdaq: ICAD), an industry-leading provider of Computer-Aided Detection (CAD) solutions for the early identification of cancer, today reported its financial results for the first quarter ended March 31, 2006. iCAD sales for the quarter ended March 31, 2006 were $4,373,650 compared with $6,007,607 in the first quarter of 2005. Gross margin remained constant at 79% of sales in the first quarter 2006 and prior-year first quarter. Net loss for the first quarter of 2006 totaled ($1,605,894) or ($0.04) per share, compared with net income of $641,929 or $0.02 per share, in the prior-year quarter.

“Sales in iCAD’s first quarter of 2006,” indicated W. Scott Parr, President and CEO, “were significantly and adversely affected by discussions underway at the time regarding a potential merger with our principal competitor. The possibility of such a merger required that the Company defer hiring to fill key sales and marketing management positions, and caused a significant distraction to our field sales force”. Parr continued, “Since the February decision by iCAD’s Board to terminate such merger discussions, we have made substantial progress in correcting these problems.”

“First quarter expenses,” Parr explained, “were increased by continuing costs of the Company’s patent infringement arbitration with its principal competitor, as well as professional and other expenses associated with merger discussions. With the conclusion of our successful defense against infringement claims, and a renewed commitment to succeeding independently in our markets, these unplanned expenses are behind us.”

On April 24, 2006, iCAD announced that Kenneth W. Ferry would join the Company on May 15, 2006, as President and CEO. W. Scott Parr will leave the President and CEO positions at that time, and become iCAD’s non-executive Vice Chairman of the Board of Directors.

Conference Call

As previously announced, iCAD will host a conference call today, April 27, 2006, at 11:00 am EST. Shareholders and other interested parties can participate in the conference call by dialing +1 866 713 8310 in the US and Canada or +1 617 597 5308 for international/local participants, and entering passcode 56272639 a few minutes before 11:00 a.m. on April 27, 2006. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

A replay of the conference call will be available two hours after its completion on April 27, 2006 until May 4, 2006 by dialing +1 888 286 8010 in the US and Canada or +1 617 801 6888 for international/local participants, and entering passcode 70215480. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of Computer-Aided Detection (CAD) solutions that enable healthcare professionals to identify cancer and other life-threatening conditions earlier by making medical services more effective, more accessible and more affordable for patients worldwide. Recipient of Frost & Sullivan’s Growth Strategy Leadership award and repeatedly recognized as offering “The Winning Combination” of Price and Performance by MD Buyline, iCAD offers a comprehensive range of high-performance, upgradeable CAD systems for the high, mid and low volume mammography markets. As the most frequently selected CAD solution for film-based and digital breast screening, iCAD is entrusted with the task of early cancer detection by almost fifteen hundred women’s healthcare centers worldwide. For more information, call +1 877 iCADnow or visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

iCAD and Second Look are registered trademarks of iCAD, Inc.

For more information on iCAD, Inc., contact Kevin McGrath of Cameron Associates at
+1 212 245 4577 or via email at kevin@cameronassoc.com.

iCAD, INC.

Consolidated Statements of Operations

	Three Months	Three Months
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)

Sales	$4,373,650	$6,007,607
Cost of sales	918,879	1,273,573
Gross margin	3,454,771	4,734,034

Operating expenses:
Engineering and product development	1,319,198	1,016,048
General and administrative	1,749,053	1,222,208
Marketing and sales	1,985,687	1,750,966
Total operating expenses	5,053,938	3,989,222

Income (loss) from operations	(1,599,167)	744,812

Interest expense - net	6,727	32,883

Net income (loss) before provision for income taxes	(1,605,894)	711,929

Provision for income taxes	-	70,000

Net income (loss)	(1,605,894)	641,929

Preferred dividend	30,432	30,432

Net income (loss) attributable to common stockholders	$(1,636,326)	$611,497

Net income (loss) per share:
Basic and Diluted	$(0.04)	$0.02

Weighted average number of shares used in computing income (loss) per share:
Basic	36,863,386	36,384,185
Diluted	36,863,386	38,754,414

iCAD, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2006	2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$3,233,402	$4,604,863
Trade accounts receivable, net of allowance for doubtful accounts of $463,000 in 2006 and $450,000 in 2005	2,814,555	3,958,392
Inventory	3,097,089	2,517,467
Prepaid and other current assets	274,111	176,133
Total current assets	9,419,157	11,256,855

Property and equipment:
Equipment	3,140,901	3,038,344
Leasehold improvements	120,012	120,012
Furniture and fixtures	149,803	149,803
	3,410,716	3,308,159
Less accumulated depreciation and amortization	1,691,121	1,523,724
Net property and equipment	1,719,595	1,784,435

Other assets:
Patents, net of accumulated amortization	204,988	224,519
Technology intangibles, net of accumulated amortization	4,193,987	4,348,008
Tradename, distribution agreements and other, net of accumulated amortization	342,450	398,733
Goodwill	43,515,285	43,515,285
Total other assets	48,256,710	48,486,545

Total assets	$59,395,462	$61,527,835

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,546,868	$4,250,574
Accrued interest	55,169	48,167
Accrued salaries and other expenses	1,264,671	1,868,736
Deferred revenue	679,002	499,279
Current maturities of note payable	1,500,000	1,500,000
Total current liabilities	8,045,710	8,166,756

Loans payable to related party	258,906	258,906
Note payable, less current maturities	-	375,000
Total liabilities	8,304,616	8,800,662

Commitments and contingencies

Stockholders' equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; issued and outstanding 6,374 in 2006 and 2005, with an aggregate liquidation value of $1,739,000 in 2006 and 2005, plus 7% annual dividend	64	64
Common stock, $ .01 par value: authorized 50,000,000 shares; issued 36,931,262 shares in 2006 and 2005; outstanding 36,863,386 shares in 2006 and 2005	369,312	369,312
Additional paid-in capital	130,750,998	130,781,430
Accumulated deficit	(79,079,264)	(77,473,369)
Treasury stock at cost (67,876 common shares)	(950,264)	(950,264)
Total stockholders' equity	51,090,846	52,727,173

Total liabilities and stockholders' equity	$59,395,462	$61,527,835

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